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SULLIVAN BROADCASTING COMPANY, INC.
SUBSIDIARIES OF SULLIVAN BROADCASTING COMPANY, INC.                 EXHIBIT 21.1



Sullivan Holdings of Nevada, Inc.
Sullivan Broadcasting of Tennessee, Inc.
Sullivan Broadcasting Management Services, Inc.
Sullivan Broadcasting of Dayton, Inc.
Sullivan Broadcasting of Charleston, Inc.
Sullivan Broadcasting of Rochester, Inc.
Sullivan Broadcasting of Nashville, Inc.
Sullivan Broadcasting of Richmond, Inc.
Sullivan Broadcasting of West Virginia, Inc.
Sullivan Broadcasting of Buffalo, Inc.
Sullivan Broadcasting of Utica, Inc.
Sullivan Broadcasting License Corp.